EXHIBIT 99.1

Strata Skin Sciences Receives Nasdaq Notice of Non-compliance

Horsham, PA, October 7, 2019 — STRATA Skin Sciences, Inc. (Nasdaq: SSKN) (“STRATA” or the “Company”), a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing, and marketing innovative products for the treatment of dermatologic conditions, announced today that it had received written notification from The Nasdaq Stock Market LLC (“Nasdaq”) on October 1, 2019 notifying the Company that it would be subject to delisting unless the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”). Accordingly, the Company timely requested a hearing earlier today. The hearing request automatically stayed any delisting or suspension action through October 22, 2019. Pursuant to the Nasdaq Listing Rules, the hearing request included a request to the Panel that the stay be extended through the hearing date and the expiration of any extension period granted by the Panel following the hearing. In the event the Company becomes current in the filing of its periodic reports prior to the hearing, the hearing can be canceled. Hearings are typically scheduled to occur approximately 30 to 45 days after the date of the hearing request. The Company will make a further announcement following the Panel’s decision on the request for an extended stay.

The notice stated that the Company had not filed all required periodic reports with the Securities and Exchange Commission as required by Nasdaq Listing Rule 5250(c)(1) (the “Rule”) by the September 30, 2019 deadline previously granted by the Nasdaq Staff in connection to the Company’s failure to file its Annual Report on Form 10-K for the period ended December 31, 2018 and its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2019, respectively. As previously announced, at the time of granting the extended deadline to September 30, 2019, the Nasdaq Staff had advised the Company that a failure to file the periodic reports by the extended deadline would result in a notice of delisting of the Company’s securities. At that time, the Company was also advised that it would have a right to a hearing if it did not meet the Staff’s deadline.

Following the hearing, the Panel has the discretion to grant the Company an additional extension in order to regain compliance with the Rule not to exceed March 26, 2020. There can be no assurance that the Panel will extend the stay of the trading suspension beyond October 22, 2019 or that the Panel will grant a further extension to allow the Company to demonstrate compliance.

About STRATA Skin Sciences, Inc. (www.strataskinsciences.com)
STRATA Skin Sciences is a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions; and the STRATAPEN® MicroSystem, marketed specifically for the intended use of micropigmentation.

The Company’s proprietary XTRAC® excimer laser delivers a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases which impact over 35 million patients in the United States alone. The technology is covered by multiple patents, including exclusive rights for patents for the delivery of treatment to vitiligo patients.

STRATA’s unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

The XTRAC business has used this proven DTC model to grow its domestic dermatology partner network to over 750 clinics, with a worldwide installed base of over 2,000 devices. The Company is able to offer 90% of DTC patients an introduction to physicians prescribing a reimbursable solution, using XTRAC, within a 10-mile radius of their house. The Company is a leader in dermatology in-clinic business generation for its partners.

Safe Harbor
This press release, and oral statements made regarding the subjects of this release contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s revenue growth estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to generate the anticipated revenue stream, the Company’s ability to generate sufficient cash flow to fund the Company’s ongoing operations and research and development activities beginning at any time in the future, litigation and regulatory proceedings to which the Company might be subject; liabilities related to state sales and use taxes as well as potential derivative liabilities arising from debentures issued in June 2015 and warrants issued in July 2014 and June 2015; the timing and outcome of the completion of the audit of our financial statements for the year ended December 31, 2018; the timing of the filing of the Annual Report on Form 10-K for the year ended December 31, 2018 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 and changes to the Company’s results of operations for the periods ended in such filings as compared to previous periods; the Company’s ability to regain compliance with the Nasdaq listing requirements or to secure a hearing with Nasdaq to petition against having the Company’s securities delisted, or that, if the Company is successful in getting a hearing before the Nasdaq panel, that the hearing panel will agree to an extension of the automatic grace period or ultimately grant the Company’s request for continued listing on Nasdaq; the Company’s ability to implement business strategies, including its acquisition, business development and comeback strategies; the Company’s acquisition and business development strategy may not be successful in locating advantageous targets; the Company’s ability to successfully integrate any assets, liabilities, customers, systems and management personnel it acquires into its operations and its ability to realize related revenue synergies, strategic gains and cost savings may be significantly harder to achieve, if at all, or may take longer to achieve; potential goodwill impairment charges, future impairment charges and fluctuations in the fair values of reporting units or of assets in the event projected financial results are not achieved within expected time frames; the Company’s debt and debt service requirements which may restrict its operational and financial flexibility, as well as imposing unfavorable interest and financing costs; the Company’s ability to maintain its existing credit facilities or obtain satisfactory new credit facilities; regulatory and political factors or conditions affecting the Company and/or the medical device industry in general; the public’s reaction to the Company’s new advertisements and marketing campaigns under development, and the Company’s ability to build a leading franchise in dermatology and aesthetics, and the Company’s ability to grow revenues and sustain that growth as well as statements expressing optimism or pessimism about future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, including revenue growth estimates, see the Company’s filings with the Securities and Exchange Commission, including “Cautionary Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors,” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. No undue reliance should be placed on any forward-looking statements.

Investor Contacts:
Matthew C. Hill, Chief Financial Officer	Matthew Picciano, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3200	646-889-1200
ir@strataskin.com	mpicciano@lifesciadvisors.com